UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Dolan Media Company

(Exact name of registrant as specified in its charter)

Delaware	43-2004527

(State of incorporation	(IRS Employer
or organization)	Identification No.)

706 Second Avenue South, Suite 1200, Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	The New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-142372
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the common stock, $0.001 par value per share (the “Common Stock”), of Dolan Media Company (the “Company”) contained in the “Description of Capital Stock” section in the Company’s Registration Statement on Form S-1 (Registration No. 333-142372), initially filed with the Securities and Exchange Commission on April 26, 2007 and as amended from time to time, as well as in any prospectus or prospectus supplement that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.
Item 2.	Exhibits.

Not applicable.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOLAN MEDIA COMPANY
Date: July 17, 2007	By:	/s/ Scott J. Pollei
Name: Scott J. Pollei
Its: Executive Vice President and Chief Financial Officer